UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2012

POSITIVEID CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200 DELRAY BEACH, FLORIDA		33445
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed on December 9, 2011, under the First Amendment to Employment and Non-Compete Agreement (the “First Amendment”), dated December 6, 2011, between PositiveID Corporation (the “Company”) and William J. Caragol, the Company’s chief executive officer and chairman of the board of directors, the Company was obligated to grant to Mr. Caragol 2,500,000 shares upon execution of the First Amendment, which vest on January 1, 2014 and 2,500,000 shares on January 1, 2012, which vest on January 1, 2015.  The Company and Mr. Caragol had agreed to delay the issuance of these shares until the Company’s stockholders approved and adopted an amendment to the Company’s second amended and restated certificate of incorporation, as amended, to increase the authorized number of shares of the Company’s common stock from 70 million shares to 175 million shares, which occurred on January 27, 2012. The Company and Mr. Caragol have further agreed to delay the issuance of the 5,000,000 shares until the Company has available shares under one of our stock incentive plans.

ITEM 8.01.  Other Events

On November 22, 2011, the Company agreed to issue an aggregate of 3,500,000 unregistered shares of common stock to Mr. Caragol, Scott R. Silverman, the Company's former chairman of the board of directors, and R & R Consulting Partners, LLC, a company owned and controlled by Mr. Silverman (collectively, the “Lending Stockholders”). The Lending Stockholders previously loaned an aggregate of 3,500,000 shares of common stock they own in the Company (the "Loaned Shares") in connection with a financing conducted by the Company in March 2011 whereby the Company issued 140 shares of Series C Preferred Stock to an unrelated entity (the “Borrower”). All of the outstanding Series C Preferred Stock was pledged to the Lending Stockholders as collateral under the stock loan agreements. In October 2011, the Company converted the Series C Preferred Stock into 3,500,000 shares of common stock, and the Lending Stockholders demanded return of their Loaned Shares. The Borrower defaulted under the stock loan agreements by failing to return the Loaned Shares to the Lending Stockholders.

After the Borrower failed to return the loaned shares, Mr. Caragol, Mr. Silverman and R & R Consulting Partners, LLC began the process of repossessing the collateral, consisting of the common stock underlying the Series C Preferred Stock.  Mr. Caragol, Mr. Silverman and R & R Consulting Partners, LLC became the beneficial owner of the shares issued upon repossession of the common stock underlying the Series C Preferred Stock.  The 3,500,000 shares of common stock underlying the Series C preferred stock were issued in the name of the Borrower and, upon repossession of these shares, Mr. Caragol, Mr. Silverman and R & R Consulting Partners then exchanged these shares for new shares in their respective names, which were issued on January 27, 2012.  These securities were issued without registration in reliance upon the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PositiveID Corporation

Date: January 31, 2012
/s/ Bryan D. Happ
Bryan D. Happ
Chief Financial Officer

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